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                                                                   EXHIBIT 10.10

                              ICX ELECTRONICS.COM

                            SHARE PURCHASE AGREEMENT


THIS SHARE PURCHASE AGREEMENT (the "Agreement"), is entered into as of the 12th day of November, 1999, by and between ICX ELECTRONICS.COM, a corporation organized and existing under the laws of the State of California (the "Company") and VIOLO VENTURES LIMITED, a corporation organized and existing under the laws of Hong Kong (the "Investor").

       WHEREAS, the Company has authorized twenty million (20,000,000) shares of capital common stock, having no par value (the "Common Stock") and ten million shares of Preferred Stock, having no par value; and

       WHEREAS, the Company has issued and outstanding, on a fully-diluted basis, one million two hundred thousand (1,200,000)] shares of its Common Stock and two hundred thousand (200,000) shares of its Preferred Stock, as of the date hereof, and

       WHEREAS, subject to the terms and conditions contained herein, the Investor desires to purchase and the Company desires to sell to the Investor two hundred eighty thousand (280,000) shares of Common Stock (the "Shares"), for the purchase price recited herein.

       NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. SHARE PURCHASE BY THE INVESTOR. Upon the execution of this Agreement, the Investor hereby irrevocably agrees to purchase and subscribe for two hundred eighty thousand (280,000) Shares to be issued by the Company in accordance with the terms of this Agreement, which Shares shall be issued to the Investor promptly against receipt of the appropriate Purchase Price therefor as set forth in Section 2 below. Such Shares, once delivered to the Investor as set forth herein, shall be validly issued, fully paid and non-assessable, shall be free and clear of any and all liens, charges, pledges, liabilities or other encumbrances, and shall be inscribed in the books and records of the Company as issued to the Investor under the specific terms and conditions herein contained.

2. CONSIDERATION FOR AND ISSUANCE OF THE SHARES. As consideration for the Shares, the Investor shall pay to the Company the sum of Thirty-Six Cents ($0.36) per Share, or One Hundred Thousand Dollars ($100,000) in the aggregate (the "Purchase Price"), in immediately available funds by check or by federal wire transfer deposited into an account designated by the Company. Payment of the Purchase Price shall be as follows:


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
              Payment Date                           Share To Be Issued
              ------------                           ------------------
              November 12, 1999                           140,000
              (acknowledged as already
              received by the Company)
              On or before                                 70,000
              November 30, 1999
              On or before                                 70,000
              December 10, 1999

       Upon receipt of the funds, the Company shall cause the Investor to be issued a stock certificate evidencing the Investors ownership of such number of Shares as is appropriate in accordance with the purchase schedule set forth above.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor, as of the date hereof, the following:

       (a) the Company is a corporation duly organized and validly existing under the laws of the State of California, and has full power and authority to enter into, execute and perform this Agreement, which Agreement, once so executed by the Company, shall be the valid and binding obligation of such party, enforceable against it by any court of competent jurisdiction in accordance with its terms;

       (b) the individuals signing this Agreement on behalf the Company are the duly elected executive officers of the Company so indicated, and have full power and authority to enter into and execute this Agreement for and on behalf of the Company; and

       (c) the Company is not bound by or subject to any contract, agreement, court order or judgment, administrative ruling, law, regulation or any other item which prohibits or restricts such party from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by such party.

       (d) the financial statements of the Company previously provided to the Investor fairly and accurately present the true financial condition of the Company as of the dates, or for the periods, so indicated in all material respects.

4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company, as of the date hereof, the following:

       (a) the Investor is a corporation duly organized and validly existing under the laws of Hong Kong, and has full power and authority to enter into, execute and perform this Agreement, which Agreement, once executed by the Investor, shall be the valid and binding obligation of such party, enforceable against such party by any court of competent jurisdiction in accordance with its terms;


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       (b)    the individuals signing this Agreement on behalf the Investor are the duly elected executive officers of the Investor so indicated, and have full power and authority to enter into and execute this Agreement for and on behalf of the Investor;

       (c) the Investor is not bound by or subject to any contract, agreement, court order or judgment, administrative ruling, law, regulation or any other item which prohibits or restricts such party from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by such party.

       (d)    with respect to the Shares being acquired by the Investor:

              (i) the Investor is acquiring the Shares for its own account, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; the Investor has no contract, undertaking, or arrangement with any person to sell, transfer, or otherwise dispose of the Shares (or any portion thereof hereby subscribed for), and has no present intention to enter into any such contract, undertaking, agreement or arrangement;

              (ii) the subscription for Shares by the Investor is not the result of any form of general solicitation or general advertising;

              (iii) the Investor hereby acknowledges that: (A) the offering of the Shares was made only through direct, personal communication between the Investor and the Company; (B) the Investor has had full access to material concerning the Company's planned business and operations, which material was furnished or made available to the Investor by officers or representatives of the Company; (C) the Company has given the Investor the opportunity to ask any questions and obtain all additional information desired in order to verify or supplement the material so furnished; and (D) the Investor understands and acknowledges that a purchaser of the Shares must be prepared to bear the economic risk of such investment for an indefinite period because of: (I) the heightened nature of the risks associated with an investment in the Company due to its status as a development stage company; (II) illiquidity of the Shares due to the fact that (1) the Shares have not been registered under the Securities Act of 1933 (the "Act") or any state securities act (nor passed upon by the SEC or any state securities commission), and (2) the Shares may not be registered or qualified by the Investor under United States federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence such Shares cannot be sold unless they are subsequently so registered or qualified, or are otherwise subject to any applicable exemption from such registration requirements; and (3) substantial restrictions on transfer of the Shares, as set forth by legend on the face or reverse side of every certificate evidencing the ownership of the Shares;

       (e) the Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission (the "SEC") under the Act, and has such level of business knowledge and experience as to enable it to evaluate the merits and risks of an investment in the Shares; and


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       (f)    the Investor has been advised to consult with an attorney
              regarding legal matters concerning the purchase and ownership of the Shares, and with a tax advisor regarding the tax consequences of purchasing such Shares.

5. OTHER AGREEMENTS. The parties hereby agree with each other that, for so long as the Investor shall be an investor of the Company and until such time as the Company may have a registration statement for the public sale of shares declared effective by the SEC, the following shall occur:

       (a) the Investor shall be entitled, and attached as Exhibit A to this Agreement the controlling shareholder of the Company agrees by side letter to cause the Investor, to have one (1) person designated by it to serve as a director on the Board of Directors of the Company for such period as it may desire consistent with this Agreement; and

       (b) the Investor shall be entitled, subject to compliance with all of the requirements set forth in Section 6 below, to: (i) receive copies of all financial statements and other communications provided to the Directors of the Company from time to time by the executive management of the Company; (ii) unless and until the Investor shall elect to have a representative serve on the Board of Directors as set forth above, request to attend any meeting of the Board of Directors as an observer; and (iii) obtain, upon its request, access to any and all documents to which it is entitled as a shareholder of the Company pursuant to Section 1601(a) of the California Corporations Code, as amended.

6. CONFIDENTIALITY. By its execution hereof, the Investor acknowledges to and agrees with the Company that in the exercise of the several rights granted to it pursuant to this Agreement, and as a shareholder of the Company generally, it may be or become familiar with or aware of certain Confidential Information (as such term is hereinafter defined) disclosed by the Company or one or more of its officers, directors, employees, shareholders, partners, agents or representatives (each of such relationships being defined herein as an "Affiliate"). Accordingly, the Investor hereby agrees that any and all Confidential Information disclosed or furnished to it, or to any of its Affiliates, by the Company or any of its Affiliates is and shall remain proprietary to the Company. Neither the Investor, nor any Affiliate of the Investor, shall have any rights to distribute or divulge any of such Confidential Information to any third party without the Company's prior, written consent, or to use any of such Confidential Information in any way detrimental to the Company or any of its Affiliates, or in any way which would otherwise destroy, injure or impair any of the Company's or its Affiliates' rights in or in respect of any such Confidential Information including, without limitation, by using any of such Confidential information to establish or assist any person or entity which is, or will be, directly or indirectly in competition with the Company. For purposes of this Agreement, the term "Confidential Information" shall mean any and all proprietary information belonging to the Company, whether tangible or intangible, written or oral, including, without limitation, any intellectual property rights, books and records, computer software and files, lists of (or proprietary information concerning) its customers, suppliers, vendors and other business relationships, and any other item which may properly be classified as a protected trade secret under applicable law including, without limitation, the California Trade Secrets Act, as amended. The Investor expressly agrees and understands that its covenant to abide, and to cause its Affiliates to abide, by the provisions of this Section 6 constitute a material part of the consideration inducing the Company to make


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       available the Shares hereunder, and that any violation of such provisions could create immediate and irreparable harm to the Company.

7.     MISCELLANEOUS PROVISIONS.

       (a) NOTICES. All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth below, or at such other address as any party may hereafter indicate by notice delivered as set forth in this Section 7(a):

              If to the Company:           ICX Electronics.com
                                           400 Camino de Estrella, Suite C
                                           San Clemente, California 92672
                                           United States of America
                                           Attn: Mr. Gary E. Lotzer
                                                 President and CEO

              With a copy (which shall
              Not constitute notice) to:   Feldhake, August & Roquemore
                                           600 Anton Blvd., Suite 1730
                                           Costa Mesa, California 92626
                                           United States of America
                                           Attn: Kenneth S. August
                                                 Esquire Partner

              If to the Investor:          Violo Ventures Limited
                                           25 Kallang Avenue #03-01
                                           Kallang Basin Industrial Estate
                                           Singapore 339416
                                           Attn: Mr. Joseph Au
                                                 Chief Executive Officer

       (b) BINDING AGREEMENT; ASSIGNMENT. This Agreement shall constitute the binding agreement of the parties hereto, enforceable against each of them in accordance with its terms. This Agreement shall inure to the benefit of each of the parties hereto, and their respective successors and permitted assigns; provided, however, that this Agreement may not be assigned (whether by contract or by operation of law) by the Investor without the prior written consent of the Company.

       (c) ENTIRE AGREEMENT. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings between the parties, all of which are merged herein and superseded hereby.

       (d) WAIVER. No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any


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              waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

       (e) HEADINGS. The headings provided herein are for convenience only and shall have no force or effect upon the construction or interpretation of any provision hereof

       (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       (g) FURTHER DOCUMENTS AND ACTS. Each party agrees to execute such other and further documents and to perform such other and further acts as may be reasonably necessary to carry out the purposes and provisions of this Agreement.

       (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance of such contracts wholly within the State, without giving effect to the principles of conflicts of laws applied thereby. In the event of any dispute between the parties arising out of or resulting from this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. Notwithstanding the foregoing, any such dispute (or any judgment rendered by a United States Court in connection with any such dispute) may also be submitted by the Company for enforcement by any court of competent jurisdiction sitting in Singapore. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

       (i) SPECIFIC PERFORMANCE; REMEDIES CUMULATIVE. The parties hereby agree with each other that, in the event of any breach of this Agreement by any party where such breach may cause irreparable harm to any other party, or where monetary damages may not be sufficient or may not be adequately quantified, then the affected party or parties shall be entitled to specific performance, injunctive relief or such other equitable remedies as may be available to it, which remedies shall be cumulative and non--exclusive, and in addition to such other remedies as such party may otherwise have at law or in equity.

       (j) SURVIVAL. The parties hereby agree with each other that the provisions of Sections 5, 6, and 7 shall expressly survive the closing of the purchase and share transaction contemplated herein, and shall be enforceable against the parties thereafter, whether or not any such transaction shall be consummated as contemplated herein.


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       (k)    SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Agreement and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the parties.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]


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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


THE COMPANY:

     ICX ELECTRONICS.COM                ATTEST:


     By: /s/ GARY E. LOTZER             By:
        -------------------------          ---------------------------
             Gary E. Lotzer
             President and CEO             Secretary


THE INVESTOR:

     VIOLO VENTURES LIMITED             ATTEST:


     By: /s/ JOSEPH AU                  By:
         ---------------------------        ------------------------------
             Joseph Au
             Chief Executive Officer        Corporate Secretary


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